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Exhibit 23.1 - Consent of Ernst & Young LLP



We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the AmSouth Bancorporation Amended and Restated 1991 Employee Stock Incentive Plan of our report dated February 11, 2000, with respect to the consolidated financial statements of AmSouth Bancorporation incorporated by reference in its Annual Report (Form 10-K) for the year ended December 31, 1999, filed with the Securities and Exchange Commission.


                                         /s/ Ernst & Young LLP


Birmingham, Alabama
July 27, 2000